EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2018 First Quarter Results

Highlights

  Net income of $1.8 million, or $0.08 diluted earnings per share, which included $11.9 million, or $0.44 per diluted share, of integration and acquisition expenses

  Acquisition of Alpine Bancorporation, Inc. completed on February 28, 2018

  Total assets surpassed $5.7 billion at March 31, 2018

  Wealth management assets under administration reached $3.1 billion at March 31, 2018

EFFINGHAM, Ill., April 26, 2018 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq:MSBI) (the “Company”) today reported financial results for the first quarter of 2018, which included $11.9 million, or $0.44 per diluted share, of integration and acquisition expenses.  Inclusive of these expenses, the Company reported net income of $1.8 million, or $0.08 diluted earnings per share, for the first quarter of 2018.  This compares to net income of $2.0 million, or $0.10 diluted earnings per share, for the fourth quarter of 2017, and net income of $8.5 million, or $0.52 diluted earnings per share, for the first quarter of 2017.  Financial results for the first quarter of 2018 include one month of operations of Alpine Bank, which was acquired on February 28, 2018.

“Our first quarter performance was highlighted by the completion of our acquisition of Alpine Bancorporation,” said Leon J. Holschbach, Chief Executive Officer of the Company.  “Alpine significantly strengthens our franchise by providing a talented team of bankers, an attractive deposit base, and another $1 billion in assets for our wealth management business.  Aside from completing the acquisition, we saw a number of positive operating trends during the first quarter including an expansion in our net interest margin, excluding the impact of accretion income, and good expense management.  As we integrate Alpine’s operations and work to achieve the synergies we project for this transaction, we believe we will drive additional efficiencies and positively impact our level of profitability in the future.”

Adjusted Earnings

Financial results for the first quarter of 2018 included $11.9 million in integration and acquisition expenses.  Excluding these expenses, adjusted earnings were $11.3 million, or $0.52 diluted earnings per share, for the first quarter of 2018.

Financial results for the fourth quarter of 2017 included $4.5 million of additional tax expense related to the revaluation of the Company’s net deferred tax assets, $2.7 million in integration and acquisition expenses, and $0.4 million in loss on mortgage servicing rights (“MSRs”) held-for-sale.  Excluding these expenses, adjusted earnings were $8.4 million, or $0.42 diluted earnings per share, for the fourth quarter of 2017.

The increase in adjusted earnings per share was primarily attributable to the earnings contribution from Alpine Bank and a decrease in the provision for loan losses.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Factors Affecting Comparability

Most recently, Midland acquired Alpine Bancorporation, Inc., Centrue Financial Corporation (“Centrue”) and CedarPoint Investment Advisors (“CedarPoint”) in February 2018, June 2017 and March 2017, respectively. The financial position and results of operations of these entities prior to their acquisition dates are not included in the Company’s financial results for periods prior to their respective acquisition dates.

Net Interest Income

Net interest income for the first quarter of 2018 was $38.2 million, an increase of 6.0% from $36.0 million for the fourth quarter of 2017.  The increase in net interest income was primarily attributable to the one month of net interest income contributed by Alpine Bank.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $2.0 million for the first quarter of 2018, compared with $2.7 million for the fourth quarter of 2017.

Relative to the first quarter of 2017, net interest income increased $10.7 million, or 39.1%.  Accretion income for the first quarter of 2017 was $2.7 million.  The increase in net interest income resulted from a $14.7 million increase in interest income on interest-earning assets, offset in part by a $3.9 million increase in interest expense. These increases were due to the full quarter impact of Centrue Bank, the one month impact of Alpine Bank, as well as organic growth.

Net Interest Margin

Net interest margin for the first quarter of 2018 was 3.69%, compared to 3.73% for the fourth quarter of 2017.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 16 and 26 basis points to net interest margin in the first quarter of 2018 and fourth quarter of 2017, respectively.  Excluding the impact of accretion income, net interest margin was positively impacted by loan yields increasing more than funding costs, combined with an enhanced earning asset mix.

Relative to the first quarter of 2017, the net interest margin decreased from 3.87%.  Accretion income on purchased loan portfolios contributed 35 basis points to net interest margin in the first quarter of 2017.  Excluding the impact of accretion income, the net interest margin was relatively unchanged.

Noninterest Income

Noninterest income for the first quarter of 2018 was $16.6 million, an increase of 18.6% from $14.0 million for the fourth quarter of 2017.  The increase was primarily attributable to one month of noninterest income contributed by Alpine Bank.

Wealth management revenue for the first quarter of 2018 was $4.2 million, an increase of 16.6% from $3.6 million in the fourth quarter of 2017.  The increase was primarily attributable to the one month contribution of Alpine Bank’s wealth management business, which added $1.1 billion in assets under administration.  Compared to the first quarter of 2017, wealth management revenue increased 45.6%, which was attributable to 10% organic growth in assets under administration, the acquisition of CedarPoint in March 2017, and the addition of Alpine Bank’s wealth management business at the end of February 2018.

Commercial FHA revenue for the first quarter of 2018 was $3.3 million, an increase of 6.5% from $3.1 million in the fourth quarter of 2017.  The Company originated $80.4 million in rate lock commitments during the first quarter of 2018, compared to $98.5 million in the prior quarter.  Compared to the first quarter of 2017, commercial FHA revenue decreased 50.3%.

Residential mortgage banking revenue for the first quarter of 2018 was $1.4 million, a decrease of 8.9% from $1.6 million in the fourth quarter of 2017.  Compared to the first quarter of 2017, residential mortgage banking revenue decreased 51.4%, primarily due to a smaller loan production team.

Relative to the first quarter of 2017, noninterest income increased 1.6% from $16.3 million.  The increase was primarily due to greater wealth management and core banking fees, partially offset by lower commercial FHA and residential mortgage banking revenue.

Noninterest Expense

Noninterest expense for the first quarter of 2018 was $49.6 million, compared with $36.2 million for the fourth quarter of 2018.  Noninterest expense for the first quarter of 2018 included $11.9 million of integration and acquisition expenses, while noninterest expense for the fourth quarter of 2017 included $2.7 million in integration and acquisition expenses and $0.4 million in losses on MSRs held-for-sale.  Excluding these expenses, noninterest expense increased $4.7 million, or 14.1%, from the prior quarter.  The increase was primarily due to one month of expenses associated with the addition of Alpine Bank’s operations, combined with increased expenses from the expansion of the equipment financing business, as well as increased payroll taxes.

Relative to the first quarter of 2017, noninterest expense, excluding integration and acquisition expenses, increased 27.7% from $29.5 million.  The increase was primarily due to the addition of personnel and facilities from the three acquisitions completed over the past year.

Income Tax Expense

Income tax expense was $1.4 million for the first quarter of 2018, compared to $5.8 million for the fourth quarter of 2017, which included $4.5 million of additional tax expense related to the revaluation of the Company’s net deferred tax assets.

Income tax expense for the first quarter of 2018 reflects the impact of the reduction in the federal corporate tax rate from 35% to 21% pursuant to the Tax Cuts and Jobs Act that was signed into law in December 2017; however, the Company recorded $0.7 million of additional state tax expense related to the revaluation of the Company’s state deferred tax assets and liabilities as a result of the Alpine acquisition.

Loan Portfolio

Total loans outstanding were $4.03 billion at March 31, 2018, compared with $3.23 billion at December 31, 2017 and $2.45 billion at March 31, 2017.  The increase in total loans from December 31, 2017 was primarily attributable to the addition of Alpine’s loan portfolio.  The increase in total loans from March 31, 2017 was due to 4.2% organic growth and the addition of the Alpine and Centrue loan portfolios.

Deposits

Total deposits were $4.23 billion at March 31, 2018, compared with $3.13 billion at December 31, 2017, and $2.53 billion at March 31, 2017.  The increase in total deposits from December 31, 2017 was primarily attributable to the addition of Alpine’s deposits. The increase in total deposits from March 31, 2017 was primarily attributable to the addition of Alpine’s and Centrue’s deposits.

Asset Quality

Non-performing loans totaled $26.5 million, or 0.66% of total loans, at March 31, 2018, compared with $26.8 million, or 0.83% of total loans, at December 31, 2017, and $28.9 million, or 1.18% of total loans, at March 31, 2017.  The decrease in non-performing loans as a percentage of total loans at March 31, 2018 compared to the end of the prior quarter was due to the addition of the Alpine loan portfolio.

Net charge-offs for the first quarter of 2018 were $0.7 million, or 0.09% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $2.0 million for the first quarter of 2018.  The Company’s allowance for loan losses was 0.44% of total loans and 66.8% of non-performing loans at March 31, 2018, compared with 0.51% of total loans and 61.4% of non-performing loans at December 31, 2017.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.65% of total loans at March 31, 2018, compared with 0.51% of total loans at December 31, 2017.

Capital

At March 31, 2018, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	March 31, 2018	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	12.37%	10.00%
Tier 1 capital to risk-weighted assets	9.84%	8.00%
Tier 1 leverage ratio	9.55%	5.00%
Common equity Tier 1 capital	8.30%	6.50%
Tangible common equity to tangible assets	6.89%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 27, 2018 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531 (passcode: 1096996).  A recorded replay can be accessed through May 4, 2018 by dialing (855) 859-2056; passcode: 1096996.

A slide presentation relating to the first quarter 2018 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank and Alpine Bank.  As of March 31, 2018, the Company had total assets of approximately $5.7 billion and its Wealth Management Group had assets under administration of approximately $3.1 billion.  Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Earnings Summary
Net interest income	$38,185	$36,036	$36,765	$29,400	$27,461
Provision for loan losses	2,006	6,076	1,489	458	1,533
Noninterest income	16,605	13,998	15,403	13,619	16,342
Noninterest expense	49,602	36,192	48,363	37,645	30,797
Income before income taxes	3,182	7,766	2,316	4,916	11,473
Income taxes	1,376	5,775	280	1,377	2,983
Net income	$1,806	$1,991	$2,036	$3,539	$8,490

Diluted earnings per common share	$0.08	$0.10	$0.10	$0.20	$0.52
Weighted average shares outstanding - diluted	21,351,511	19,741,833	19,704,217	17,320,089	16,351,637
Return on average assets	0.15%	0.18%	0.18%	0.39%	1.05%
Return on average shareholders' equity	1.47%	1.74%	1.78%	3.93%	10.58%
Return on average tangible common shareholders' equity	2.09%	2.35%	2.41%	4.92%	12.78%
Net interest margin	3.69%	3.73%	3.78%	3.70%	3.87%
Efficiency ratio (1)	68.45%	64.64%	69.00%	66.54%	66.34%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$11,301	$8,403	$9,173	$8,076	$9,243
Adjusted diluted earnings per common share (1)	$0.52	$0.42	$0.46	$0.46	$0.56
Adjusted return on average assets (1)	0.96%	0.76%	0.82%	0.89%	1.14%
Adjusted return on average shareholders' equity (1)	9.19%	7.34%	8.03%	8.97%	11.52%
Adjusted return on average tangible common shareholders' equity (1)	13.10%	9.92%	10.87%	11.23%	13.91%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2018	2017	2017	2017	2017
Net interest income:
Total interest income	$46,505	$43,500	$43,246	$34,528	$31,839
Total interest expense	8,320	7,464	6,481	5,128	4,378
Net interest income	38,185	36,036	36,765	29,400	27,461
Provision for loan losses	2,006	6,076	1,489	458	1,533
Net interest income after provision for loan losses	36,179	29,960	35,276	28,942	25,928
Noninterest income:
Commercial FHA revenue	3,330	3,127	3,777	4,153	6,695
Residential mortgage banking revenue	1,418	1,556	2,317	2,330	2,916
Wealth management revenue	4,182	3,587	3,475	3,406	2,872
Service charges on deposit accounts	1,967	1,828	2,133	1,122	892
Interchange revenue	2,090	1,538	1,724	1,114	977
Gain on sales of investment securities, net	65	2	98	55	67
Other income	3,553	2,360	1,879	1,439	1,923
Total noninterest income	16,605	13,998	15,403	13,619	16,342
Noninterest expense:
Salaries and employee benefits	28,395	17,344	22,411	21,842	17,115
Occupancy and equipment	4,252	3,859	4,144	3,472	3,184
Data processing	4,288	3,640	5,786	2,949	2,796
Professional	4,499	3,611	4,151	3,142	2,992
Amortization of intangible assets	1,675	1,035	1,187	579	525
Loss on mortgage servicing rights held for sale	-	442	3,617	-	-
Other	6,493	6,261	7,067	5,661	4,185
Total noninterest expense	49,602	36,192	48,363	37,645	30,797
Income before income taxes	3,182	7,766	2,316	4,916	11,473
Income taxes	1,376	5,775	280	1,377	2,983
Net income	$1,806	$1,991	$2,036	$3,539	$8,490

Basic earnings per common share	$0.08	$0.10	$0.10	$0.21	$0.54
Diluted earnings per common share	$0.08	$0.10	$0.10	$0.20	$0.52

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2018	2017	2017	2017	2017
Assets
Cash and cash equivalents	$331,183	$215,202	$183,572	$334,356	$218,096
Investment securities	738,172	450,525	467,852	460,711	335,608
Loans	4,029,150	3,226,678	3,157,972	3,184,063	2,454,950
Allowance for loan losses	(17,704)	(16,431)	(16,861)	(15,424)	(15,805)
Total loans, net	4,011,446	3,210,247	3,141,111	3,168,639	2,439,145
Loans held for sale at fair value	25,267	50,089	35,874	41,689	39,900
Premises and equipment, net	95,332	76,162	80,941	76,598	66,914
Other real estate owned	5,059	5,708	6,379	7,036	3,680
Mortgage servicing rights at lower of cost or market	56,427	56,352	56,299	70,277	68,557
Mortgage servicing rights held for sale	3,962	10,176	10,618	-	-
Intangible assets	46,473	16,932	17,966	18,459	8,633
Goodwill	155,674	98,624	97,351	96,940	50,807
Cash surrender value of life insurance policies	136,766	113,366	112,591	111,802	74,806
Other assets	117,611	109,318	137,207	105,135	67,431
Total assets	$5,723,372	$4,412,701	$4,347,761	$4,491,642	$3,373,577

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$1,037,710	$724,443	$674,118	$780,803	$528,021
Interest bearing deposits	3,196,105	2,406,646	2,440,349	2,552,228	1,999,455
Total deposits	4,233,815	3,131,089	3,114,467	3,333,031	2,527,476
Short-term borrowings	130,693	156,126	153,443	170,629	124,035
FHLB advances and other borrowings	587,493	496,436	488,870	400,304	250,353
Subordinated debt	94,013	93,972	54,581	54,556	54,532
Trust preferred debentures	47,443	47,330	47,218	47,107	39,137
Other liabilities	44,530	38,203	38,493	34,063	43,711
Total liabilities	5,137,987	3,963,156	3,897,072	4,039,690	3,039,244
Total shareholders’ equity	585,385	449,545	450,689	451,952	334,333
Total liabilities and shareholders’ equity	$5,723,372	$4,412,701	$4,347,761	$4,491,642	$3,373,577

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2018	2017	2017	2017	2017
Loan Portfolio
Commercial loans	$802,752	$555,930	$513,544	$571,111	$475,408
Commercial real estate loans	1,773,510	1,440,011	1,472,284	1,470,487	997,200
Construction and land development loans	234,837	200,587	182,513	176,098	171,047
Residential real estate loans	570,321	453,552	445,747	428,464	277,402
Consumer loans	424,229	371,455	343,038	335,902	337,081
Lease financing loans	223,501	205,143	200,846	202,001	196,812
Total loans	$4,029,150	$3,226,678	$3,157,972	$3,184,063	$2,454,950

Deposit Portfolio
Noninterest-bearing demand deposits	$1,037,710	$724,443	$674,118	$780,803	$528,021
NOW accounts	993,253	785,935	800,649	841,640	751,193
Money market accounts	840,415	646,426	633,844	578,077	415,322
Savings accounts	466,887	281,212	278,977	291,912	169,715
Time deposits	672,034	502,810	493,777	525,647	394,508
Brokered deposits	223,516	190,263	233,102	314,952	268,717
Total deposits	$4,233,815	$3,131,089	$3,114,467	$3,333,031	$2,527,476

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Average Balance Sheets
Cash and cash equivalents	$138,275	$173,540	$202,407	$192,483	$163,595
Investment securities	548,168	461,475	474,216	362,268	328,880
Loans	3,477,917	3,198,036	3,173,027	2,620,875	2,361,380
Loans held for sale	40,841	40,615	46,441	61,759	73,914
Nonmarketable equity securities	34,890	33,703	31,224	22,246	20,047
Total interest-earning assets	4,240,091	3,907,369	3,927,315	3,259,631	2,947,816
Non-earning assets	536,750	497,502	498,364	372,525	336,761
Total assets	$4,776,841	$4,404,871	$4,425,679	$3,632,156	$3,284,577
Interest-bearing deposits	$2,675,339	$2,433,461	$2,527,490	$2,116,564	$1,896,569
Short-term borrowings	148,703	181,480	182,015	146,144	143,583
FHLB advances and other borrowings	489,567	472,709	434,860	290,401	248,045
Subordinated debt	93,993	88,832	54,570	54,542	54,518
Trust preferred debentures	47,373	47,263	47,152	40,820	39,084
Total interest-bearing liabilities	3,454,975	3,223,745	3,246,087	2,648,471	2,381,799
Non-interest-bearing deposits	782,164	684,907	688,986	579,977	525,868
Other non-interest-bearing liabilities	40,761	42,251	37,289	42,373	51,468
Shareholders' equity	498,941	453,968	453,317	361,335	325,442
Total liabilities and shareholders' equity	$4,776,841	$4,404,871	$4,425,679	$3,632,156	$3,284,577

Yields
Cash and cash equivalents	1.53%	1.28%	1.19%	1.02%	0.77%
Investment securities	2.87%	3.01%	2.86%	3.33%	3.21%
Loans	4.85%	4.88%	4.90%	4.71%	4.91%
Loans held for sale	4.25%	3.62%	3.74%	4.67%	4.22%
Nonmarketable equity securities	4.64%	4.78%	4.20%	4.31%	4.41%
Total interest-earning assets	4.49%	4.48%	4.44%	4.33%	4.47%
Interest-bearing deposits	0.62%	0.58%	0.53%	0.53%	0.51%
Short-term borrowings	0.34%	0.26%	0.22%	0.23%	0.23%
FHLB advances and other borrowings	1.55%	1.42%	1.36%	1.16%	0.93%
Subordinated debt	6.44%	6.46%	6.40%	6.40%	6.40%
Trust preferred debentures	5.94%	5.51%	5.37%	5.15%	4.91%
Total interest-bearing liabilities	0.98%	0.92%	0.79%	0.78%	0.75%
Net interest margin	3.69%	3.73%	3.78%	3.70%	3.87%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Asset Quality
Loans 30-89 days past due	$20,138	$15,405	$13,526	$13,566	$14,075
Nonperforming loans	26,499	26,760	33,431	27,615	28,933
Nonperforming assets	29,938	30,894	38,109	33,150	31,684
Net charge-offs	732	6,506	52	839	590
Loans 30-89 days past due to total loans	0.50%	0.48%	0.43%	0.43%	0.57%
Nonperforming loans to total loans	0.66%	0.83%	1.06%	0.87%	1.18%
Nonperforming assets to total assets	0.52%	0.70%	0.88%	0.74%	0.94%
Allowance for loan losses to total loans	0.44%	0.51%	0.53%	0.48%	0.64%
Allowance for loan losses to nonperforming loans	66.81%	61.40%	50.43%	55.81%	54.62%
Net charge-offs to average loans	0.09%	0.81%	0.01%	0.13%	0.10%

Wealth Management
Trust assets under administration	$3,125,051	$2,051,249	$2,001,106	$1,929,513	$1,869,314

Market Data
Book value per share at period end	$24.67	$23.35	$23.45	$23.51	$21.19
Tangible book value per share at period end (1)	$16.11	$17.31	$17.41	$17.47	$17.42
Market price at period end	$31.56	$32.48	$31.68	$33.52	$34.39
Shares outstanding at period end	23,612,430	19,122,049	19,093,153	19,087,409	15,780,651

Capital
Total capital to risk-weighted assets	12.37%	13.26%	12.21%	11.98%	13.48%
Tier 1 capital to risk-weighted assets	9.84%	10.19%	10.20%	10.05%	10.97%
Tier 1 leverage ratio	9.55%	8.63%	8.54%	10.45%	9.61%
Tier 1 common capital to risk-weighted assets	8.30%	8.45%	8.50%	8.36%	9.10%
Tangible common equity to tangible assets (1)	6.89%	7.70%	7.85%	7.62%	8.29%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Income before income taxes - GAAP	$3,182	$7,766	$2,316	$4,916	$11,473
Adjustments to noninterest income:
Gain on sales of investment securities, net	65	2	98	55	67
Gain (loss) on sale of other assets	150	37	45	(91)	(58)
Total adjustments to noninterest income	215	39	143	(36)	9
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	442	3,617	-	-
Integration and acquisition expenses	11,884	2,686	8,303	7,450	1,251
Total adjustments to noninterest expense	11,884	3,128	11,920	7,450	1,251
Adjusted earnings pre tax	14,851	10,855	14,093	12,402	12,715
Adjusted earnings tax	3,550	6,992	4,920	4,326	3,472
Revaluation of net deferred tax assets	-	(4,540)	-	-	-
Adjusted earnings - non-GAAP	$11,301	$8,403	$9,173	$8,076	$9,243
Adjusted diluted earnings per common share	$0.52	$0.42	$0.46	$0.46	$0.56
Adjusted return on average assets	0.96%	0.76%	0.82%	0.89%	1.14%
Adjusted return on average shareholders' equity	9.19%	7.34%	8.03%	8.97%	11.52%
Adjusted return on average tangible common shareholders' equity	13.10%	9.92%	10.87%	11.23%	13.91%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio Reconciliation
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Noninterest expense - GAAP	$49,602	$36,192	$48,364	$37,644	$30,798
Loss on mortgage servicing rights held for sale	-	(442)	(3,617)	-	-
Integration and acquisition expenses	(11,884)	(2,686)	(8,303)	(7,450)	(1,251)
Adjusted noninterest expense	$37,718	$33,064	$36,444	$30,194	$29,547

Net interest income - GAAP	$38,185	$36,036	$36,765	$29,400	$27,461
Effect of tax-exempt income	394	659	687	674	671
Adjusted net interest income	38,579	36,695	37,452	30,074	28,132

Noninterest income - GAAP	$16,605	$13,998	$15,403	$13,619	$16,342
Mortgage servicing rights impairment	133	494	104	1,650	76
Gain on sales of investment securities, net	(65)	(2)	(98)	(55)	(67)
(Gain) loss on sale of other assets	(150)	(37)	(45)	91	58
Adjusted noninterest income	16,523	14,453	15,364	15,305	16,409

Adjusted total revenue	$55,102	$51,148	$52,816	$45,379	$44,541

Efficiency ratio	68.45%	64.64%	69.00%	66.54%	66.34%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$585,385	$449,545	$450,689	$451,952	$334,333
Adjustments:
Preferred Stock	(2,923)	(2,970)	(3,015)	(3,134)	-
Goodwill	(155,674)	(98,624)	(97,351)	(96,940)	(50,807)
Other intangibles	(46,473)	(16,932)	(17,966)	(18,459)	(8,633)
Tangible common equity	$380,315	$331,019	$332,357	$333,419	$274,893

Total Assets to Tangible Assets:
Total assets—GAAP	$5,723,372	$4,412,701	$4,347,761	$4,491,642	$3,373,577
Adjustments:
Goodwill	(155,674)	(98,624)	(97,351)	(96,940)	(50,807)
Other intangibles	(46,473)	(16,932)	(17,966)	(18,459)	(8,633)
Tangible assets	$5,521,225	$4,297,145	$4,232,444	$4,376,243	$3,314,137

Common Shares Outstanding	23,612,430	19,122,049	19,093,153	19,087,409	15,780,651

Tangible Common Equity to Tangible Assets	6.89%	7.70%	7.85%	7.62%	8.29%
Tangible Book Value Per Share	$16.11	$17.31	$17.41	$17.47	$17.42

Return on Average Tangible Common Equity (ROATCE)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017

Net Income	$1,806	$1,991	$2,036	$3,539	$8,490

Average total shareholders' equity—GAAP	$498,941	$453,968	$453,317	$361,335	$325,442
Adjustments:
Preferred Stock	(2,952)	(2,997)	(3,126)	(654)	-
Goodwill	(118,996)	(97,406)	(97,129)	(61,424)	(48,836)
Other intangibles	(27,156)	(17,495)	(18,153)	(10,812)	(7,144)
Average tangible common equity	$349,837	$336,070	$334,909	$288,445	$269,462
ROATCE	2.09%	2.35%	2.41%	4.92%	12.78%